UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 16, 2024

374WATER INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27866	88-0271109
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

701 W Main Street, Suite 410 Durham, NC 27701

(Address of Principal Executive Offices)(Zip Code)

(919) 888-8194

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SCWO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry Into a Material Definitive Agreement.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

On May 16, 2024 (the "Effective Date"), 374Water Inc. (the “Company”) entered into an employment agreement with Brad Meyers (the “Employment Agreement”), for Mr. Meyers to continue to serve as Chief Operating Officer of the Company, a position he has held since November 6, 2023. The Employment Agreement provides for an initial annual base salary for Mr. Meyers of $300,000. Mr. Meyers is also eligible to earn an annual fiscal year performance bonus with a target amount equal to 50% of Mr. Meyers' then base-salary (the "Annual Bonus").

Under the Employment Agreement and subject to the terms of the Company's 2021 Equity Incentive Plan (the "Plan"), Mr. Meyers is eligible to receive up to 231,000 Restricted Stock (as defined in the Plan) and 231,000 Options (as defined in the Plan, and collectively, the "Meyers Equity Awards"), vesting as follows: (a) with respect to 115,500 Restricted Stock and 115,500 Options, 25% shall vest on the first anniversary of the Effective Date, and the remaining 75% shall vest in equal increments over the following 36 months; and (b) with respect to the remaining 115,500 Restricted Stock and 115,000 Options, each shall vest in accordance with the Company milestones set forth in Exhibit A of the Employment Agreement. The per share exercise price of the Options will be the Fair Market Value (as defined in the Plan).

If the Employment Agreement is terminated by the Company without “Cause” or by Mr. Meyers for “Good Reason” (each as defined in the Employment Agreement, subject to the Company’s right to cure), he will be entitled to termination benefits, pursuant to which the Company will be obligated to (i) pay Mr. Meyers six months of his then-current annual base salary in six equal installments; (ii) any earned but unpaid Annual Bonus; (iii) coverage to Mr. Meyers and his dependents under the Company’s then current medical, health, and vision insurance plans for six months; and (iv) if such separation occurs on the day of Mr. Meyers’s first year anniversary of employment or after the first anniversary of the Effective Date, (x) a pro-rated Annual Bonus for the fiscal year in which the employment is terminated equal to the pro-rated Annual Bonus that Mr. Meyers would have received based on actual performance for such fiscal year if Mr. Meyers was employed by the Company, and (y) accelerated vesting with respect to the Meyers Equity Awards as if Mr. Meyers had remained employed by the Company through the six-month anniversary of the date of such separation.

The Employment Agreement contains covenants for the benefit of the Company relating to protection of the Company’s confidential information and standard Company indemnification obligations.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The shares of the Company’s common stock and the Company’s common stock underlying the Meyers Equity Awards may be issued, if any, in a private placement transaction that will rely upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder, or pursuant to the Company’s Registration Statement on Form S-8, if and when such is filed by the Company with the U.S. Securities and Exchange Commission.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1†*	Employment Agreement, dated May 16, 2024, between the Company and Brad Meyers

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Indicates a management contract or compensatory plan.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2024

/s/ Christian Gannon
Christian Gannon
Chief Executive Officer

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